Exhibit 10.2 [This replaces Exhibit 10.49 filed with the registrant’s Form 10-K on February 21, 2007]

AMENDMENT TO THE
BIOGEN IDEC INC.
2005 OMNIBUS EQUITY PLAN

The Biogen Idec Inc. 2005 Omnibus Equity Plan (the “Plan”) is hereby amended in accordance with its terms as follows:

1. As of February 12, 2007, Section 8(a) of the Plan hereby is amended and restated in its entirety, as follows:

“(a) Price. At the time of the grant of shares of Restricted Stock, Restricted Stock Units or Performance Shares, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock, Restricted Stock Unit or Performance Share subject to the Award.”

2. Except as set forth in this Amendment, the Plan shall remain in full force and effect.

/s/  Craig E. Schneier
Craig E. Schneier, Ph.D.
Executive Vice President, Human Resources